As filed with the Securities and Exchange Commission on May 4, 2012

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BARRIER 4, INC.

(Exact Name of Small Business Issuer in its Charter)

Nevada	5191	27-4636223
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

BARRIER 4, INC.

6200 E. Canyon Rim Road. # 204

Anaheim, California 92807-4315

Telephone number. 714-731-8867

 (Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Paracorp, Incorporated

318 North Carson Street, Suite 208

Carson City, Nevada 89032

Tel.: 1-775-883-0104

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

William B. Barnett, Esq.

BARNETT & LINN

23945 Calabasas Road, Suite 115

Calabasas, California 91302

Phone (818)436-6410

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value (1)	8,000,000	$0.001(2)	$8,000	$0.92
TOTAL	8,000,000	$0.001(2)	$8,000	$0.92

(1)

This Registration Statement covers the resale by our selling shareholder of up to 8,000,000 shares of common stock previously issued to such selling shareholder.

(2)

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholder as founder shares. The price of $0.001 is a fixed price at which the Selling Security Holders may sell his shares until our common stock is quoted on the Over-The-Counter Bulletin Board ("OTCBB") at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT ALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated May 4, 2012

BARRIER 4, INC.

8,000,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of an aggregate of 8,000,000 shares of common stock, par value $0.001, by Judith Scarpello, the Selling Security Holder under this prospectus. These securities will be offered for sale by the Selling Security Holder identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled “Plan of Distribution."

We will not receive any of the proceeds from the sale of these shares. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the Selling Security Holder, incurred in connection with the offering described in this prospectus. Our common stock is more fully described in the section of this prospectus entitled “Description of Securities."

Our common stock is presently not traded on any market or securities exchange. The Selling Security Holder has not engaged any underwriter in connection with the sale of his shares of common stock. Common stock being registered in this registration statement may be sold by the Selling Security Holder at a fixed price of $0.001 per share.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority ("FINRA"), nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the Selling Security Holders. The offering will not be extended beyond the offering period of 29 days from the date of effectiveness.

The Selling Security Holder Judith Scarpello is an “underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all shares being offered hereby.

The Selling Security Holder has set an offering period of 29 days from the date of effectiveness and a fixed price of $0.001 per share.

We do not consider our self a blank check company. We have no plans or intentions to be acquired by or to merge with an operating company, nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction or to change our management.

Our management consisting of Judith Scarpello has never been previously involved in the management or ownership of a development stage company that has not implemented fully its business plan, engaged in a change of control or similar transaction, or generated no or minimal revenues to date.

Barrier 4, Inc. is a development stage company and has a limited history of development stage operations. We presently do not have the funding to execute our business plan.  As of the date of this prospectus, we have generated no revenues from our development stage business operations.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. See "Risk Factors” beginning on page 9 for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is:  May 4, 2012

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, the Company, or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
THE OFFERING	7
RISK FACTORS	9
(A) RISKS RELATED TO OUR BUSINESS	9
(B) RISKS RELATED TO THE OFFERING AND OUR SECURITIES	14
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	15
USE OF PROCEEDS TO ISSUER	16
DILUTION	16
DETERMINATION OF OFFERING PRICE	16
SELLING SECURITY HOLDER	16
PLAN OF DISTRIBUTION	17
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	18
DESCRIPTION OF BUSINESS	25
MANAGEMENT	30
MANAGEMENT BIOGRAPHIES	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32
REMUNERATION OF DIRECTORS AND OFFICER	32
STOCK INCENTIVE PLAN	32
EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS	33
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	33
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	34
DESCRIPTION OF SECURITIES TO BE REGISTERED	35
LEGAL MATTERS	36
EXPERTS	36
INTEREST OF NAMED EXPERTS AND COUNSEL	36
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	36
AVAILABLE INFORMATION	36
REPORTS TO SECURITY HOLDER	36
FINANCIAL STATEMENTS	F-1
PART II INFORMATION NOT REQUIRED IN PROSPECTUS	II-1

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “BARRIER 4” “Company,” “we,” “us” and “our” refer to Barrier 4, Inc.

Overview

We were incorporated in the State of Nevada on February 17, 2012, under the name of Barrier 4, Inc.

Barrier 4, Inc. is a development stage company with a limited history of development stage operations.

Where You Can Find Us

Our principal executive office is located at Barrier 4, Inc., 6200 E. Canyon Rim Road, # 204 Anaheim, California 92807-4315.

Our telephone number is 714-731-8867. Our Internet site is located at: www.barrier4.com. We maintain our statutory registered agent's office at Paracorp, Incorporated 318 North Carson Street, Suite 208 Carson City, Nevada 89032.

GENERAL INTRODUCTION

Barrier 4, Inc. is a marketing and sales company that intends to provide one (1) product to consumers. An antimicrobial fabric conditioner called “Barrier 4”. Barrier 4 is an mPact Environmental Solutions (mPact) antimicrobial product provided to consumers and commercial users in the secondary indoor market. Barrier 4, Inc. is operating under a relabeling contract with mPact. The contract allows Barrier 4 to purchase finished antimicrobial fabric treatment products from MPact that are then sold under the Barrier 4 brand name by relabeling the antimicrobial fabric treatment product with an alternate brand name (Barrier 4). MPact’s technology platform is based on a Silane Quaternary Ammonium Salt with an active ingredient of 3 (trihydroxysilyl) propyldimethyl octadecyl ammonium chloride (0.84%) with inert ingredients at 99.16%. One16 ounce bottle of Barrier 4 will be sold to the customers and commercial users, at a price of approximately $22 per bottle. Since our inception on February 17, 2012 we have incurred cumulative losses of $612 to March 31, 2012.

Barrier 4, Inc. is presently marketing for sale one product “Barrier 4” (an antimicrobial fabric conditioner) in Orange County, California area.

Barrier 4 has not commenced its major operations of having its one product, an antimicrobial fabric conditioner, named Barrier 4, manufactured by an unaffiliated outside provider, mPact Environmental Solutions (“mPact”), and the Company has not distributed the product to anyone. The Company is presently marketing Barrier 4 in the Orange County, California area. The Company will not have its Barrier 4 product manufactured until the company has sold the product to an end user. Barrier 4 is considered a development stage company because it has not commenced its major operations. In addition the Company has not achieved any revenue in connection with its business to date. As a result we are a startup company, that is, we have no operating history or revenue, and are at a competitive disadvantage.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that is sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next twelve months. We will need to obtain additional financing, through equity security sales, debt instruments and private financing, to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities, debt instruments or private financing. (See “Plan of Operation”)

Taking into account that our company is a new startup and is without an established income stream and/or profit & loss statement and has not yet sold any product the estimated annual burn rate for the operating plan is projected during the first fiscal year, without due consideration for adjustment is $75,000. This includes a three month burn, in cash, of $13,500 (at $4,500 per month) considering the Company encounters a bad quarter during its first year in business beginning with the first current due date and ending with the cash zero date. In addition to the $75,000 need for the operating plan the company will need approximately $18,000 for completing this registration.  Mrs. Scarpello has agreed to fund the Company, through an oral agreement until such time as the Company raises $75,000 for the operating plan and $18,000 for registration expenses.  Mrs. Scarpello, however, is under no legal obligation and/or duty to do so. Additionally, although there is an oral agreement between the Company and Mrs. Scarpello to fund the Company until such time as the Company raises $75,000 for the operating plan and $18,000 for registration expenses Mrs. Scarpello has not agreed to fund any specific amount to the Company.

Our independent auditors have added an explanatory paragraph to their report of our audited financial statements for the period from February 17, 2012 (inception) to March 31, 2012, stating that our net loss of ($612), lack of revenues and dependence on our ability to raise additional capital to continue our business, raise substantial doubt about our ability to continue as a going concern.

Our financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. There is no guarantee that we will be able to raise funds through equity security sales, debt instruments, and private financing. Currently, we have no agreements in place to raise money through debt instruments or private financing. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our planned business operations altogether. Presently, other than Mrs. Scarpello, no other sources of financing have been identified and it is unknown if any other sources will be identified. There is no assurance that the Company will be able to obtain any bank loans or private financing.

BUSINESS DEVELOPMENT

The Company was incorporated on February 17, 2012. The Company has had limited development stage operations from incorporation (February 17, 2012) to March 31, 2012.

Initial Sales Strategy:

We have established a two -prong sales approach; our approach utilizes direct sales through Judith Scarpello. Our direct sales will be conducted by Judith Scarpello. She will market the product locally in the Orange County, California area to all forms of athletic teams. Her current marketing strategy consists of various Point of Sale materials, including posters and flyers developed by Mrs. Scarpello in the past several months. The company will further produce sales through the internet when funds become available to complete the web site.

We intend to derive income from these sales and our goal is to establish brand recognition.

Subsequent Sales Strategy

Barrier 4, Inc. will commence marketing its one product, “Barrier 4”, an antimicrobial fabric conditioner to the general public. The Company is presently developing its marketing program to sell “Barrier 4” an antimicrobial fabric conditioner to the general public and to sports programs. We also intend to market our product through our website: www.barrier4.com which is currently under development/construction. The Company has not sold its one product to anyone at this time. Barrier 4, Inc. is considered a development stage company because it has not commenced its major operations and has not recognized any revenues in connection with its business to date. As a result, we are a startup company, that is, we have no operating history or revenue, and are at a competitive disadvantage.

We have no operating history and expect to incur losses for the foreseeable future. Should we continue to incur losses for a significant amount of time, the value of your investment in the common shares could be affected downward, and you could even lose your entire investment.

We have not yet received any revenues from our development stage operations, nor have we otherwise engaged in any business operations. Barrier 4, Inc. is a development stage company and in the absence of revenues and operations as indicated in the Independent Auditor’s Report dated May 4, 2012, cites a going concern issue. The going concern statement opinion issued by the independent auditors is the result of a lack of operations and working capital.

The Company will need to raise capital which concerned the independent auditors because there is insufficient cash for operations for the next twelve months. We will have to seek other sources of capital through equity security sales, debt instruments and private financing.

We established the minimum amount of $75,000 for the operating plan and an additional $18,000 to complete this registration that the Company will need to raise through debt instruments such as bank loans, or private financing so that operations could start, in order to generate some type of revenue. Presently no other sources have been identified and it is unknown if any other sources will be identified. There is no assurance that the Company will be able to obtain any bank loans or private financing.

Over the next twelve months, Barrier 4, Inc. plans to build out and establish its reputation and network in the sports programs in Orange County, California. The Company aims to form long term working relationships with sports programs that can use the Company’s one product, “Barrier 4” antimicrobial fabric conditioner.

Mrs. Judith Scarpello is the Chief Executive Officer, President, (Principal Executive Officer) and Director. Currently the Company has one employee; Judith Scarpello however as it grows, it plans to employ additional employees as needed.

DESCRIPTION OF PROPERTY

Our corporate office is located at 6200 E. Canyon Rim Road. # 204, Anaheim, California  92807-4315. We currently sub-lease  office space on a master lease held by an independent 3rd party. Barrier 4, Inc., occupies  office space that is being provided to the Company on a sublease basis for $3,400 over a 12 month period beginning April 1, 2012. There are currently no proposed programs for renovation, improvement or development of the facility currently in use.

PRINCIPAL OPERATIONS AND PRODUCTS OF THE COMPANY

Barrier 4, Inc. also referred to as “Barrier 4” and the “Company”, was incorporated in the State of Nevada on February 17, 2012. Barrier 4, Inc. is presently marketing for sale one product “Barrier 4” (an antimicrobial fabric conditioner) in Orange County, California area.

Barrier 4, Inc. is a development stage company with a limited history of development stage operations. We presently do not have the funding to execute our business plan.

Achievement of our business objective is basically dependent upon the judgment, skill and knowledge of our management. Mrs. Scarpello is currently our sole executive officer and director. There can be no assurance that a suitable replacement could be found for any of our officers upon their retirement, resignation, inability to act on our behalf, or death.

RISK FACTORS

The Company's financial condition, business, operation and prospects involve a high degree of risk. You are urged to carefully read and consider the risks and uncertainties beginning on page 9 of this prospectus entitled Risk Factors as well as the other information in this report before deciding to invest in our Company. All known materials risks are discussed in the Risk Factors section of this prospectus. If any of the risks beginning on Page 9 of this Prospectus entitled “Risk Factors” are realized, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means that our stockholders could lose all or a part of their investment.

THE OFFERING

Common stock offered by Selling Security Holders	8,000,000 shares of common stock. This number represents approximately 45% of our current outstanding common stock(1).

Selling Security Holder	Judith Scarpello

Offering price	$0.001

Minimum number of shares to be sold in this offering	None

Minimum number of shares to be offered per investor	100

Common stock outstanding before the offering	18,000,000 shares of common stock as of March 31, 2012.

Common stock outstanding after the offering	18,000,000 shares of common stock.

Terms of the Offering	The Selling Security Holder will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering

The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) within 29 days of the registration statement being declared effective (iii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect

Use of proceeds	Barrier will not receive any of the proceeds of the offering. The Selling Security Holder will receive all of the proceeds.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 9.

(1)	Based on 18,000,000 shares of common stock outstanding as of March 31, 2012

This prospectus relates to the sale of up to 8,000,000 shares of our common stock by the selling shareholder identified in the section of this prospectus entitled "Selling Security Holder." These 8,000,000 common shares are being offered hereby by Judith Scarpello, the Selling Security Holder, under this prospectus.

The number of common shares offered by this prospectus represents up to approximately 45% of the total common stock outstanding after the offering.

The Selling Security Holder Judith Scarpello is the "underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all shares being offered hereby.

The Selling Security Holder has set an offering period of 29 days from the date of effectiveness and a fixed price of $0.001 per share.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The Company has no equity compensation plans and individual compensation arrangements and does not intend to enter into any equity compensation plans and individual compensation arrangements in the future.

Barrier 4, Inc. is a development stage company. Barrier 4, Inc. has a limited history of development stage operations. We presently do not have the funding to execute our business plan. As of the date of this prospectus, we have generated no revenues from our development stage business operations.

Information regarding the Selling Security Holder, the common shares being offered to sell under this prospectus, and the times and manner in which they may offer and sell those shares, is provided in the sections of this prospectus entitled "Selling Security Holder" and "Plan of Distribution." Barrier 4, Inc. will not receive any of the proceeds from these sales. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the Selling Security Holder.

SUMMARY OF FINANCIAL INFORMATION

The following table provides summary financial statement data as of the period from February 17, 2012 (Inception) through March 31, 2012. The financial statement data as of the period ended March 31, 2012 has been derived from our audited financial statements. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus, and the statements and related notes included in this prospectus.

February 17, 2012
(inception) to
March 31, 2012
Statement of Operations Data:	(Audited)
Revenues	$-
Operating expenses	$612
Net (loss)	$(612)
Per Share Data:
Net (loss)	$(612)
Number of shares outstanding	18,000,000
Basic and diluted loss per share	$(0.00)
Weighted average shares outstanding	18,000,000
Balance Sheet Data:
Cash	$9,048
Total current assets	$9,048
Total current liabilities	$560
Accumulated deficit	$(612)
Total stockholder’s equity (deficit)	$8,488

 RISK FACTORS

The shares of our common stock being offered for resale by the Selling Security Holder are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.

(A) RISKS RELATED TO OUR BUSINESS

WE HAVE RECEIVED AN OPINION OF GOING CONCERN FROM OUR AUDITORS. IF WE DO NOT RECEIVE ADDITIONAL FUNDING, WE WOULD HAVE TO CURTAIL OR CEASE DEVELOPMENT STAGE OPERATIONS. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

Our independent auditors noted in their report accompanying our financial statements for the period ended March 31, 2012 that we have not generated revenues since inception. As of March 31, 2012, we had a net loss of $612, and they further stated that the uncertainty related to these conditions raised substantial doubt about our ability to continue as a going concern. At March 31, 2012, our cash on hand was $9,048. We do not currently have sufficient capital resources to fund operations. To stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing.  As of the date of this prospectus, we have commenced business operations but have not yet generated any revenues.

We will need additional capital to fully implement our business, operating and development plans. However, additional funding from an alternate source or sources may not be available to us on favorable terms, if at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holder. If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we fail to raise sufficient funds, we would have to curtail or cease operations.

THE COMPANY HAS A LIMITED DEVELOPMENT STAGE OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. WE MAY NOT BE SUCCESSFUL IN OUR EFFORTS TO GROW OUR BUSINESS AND TO EARN INCREASED REVENUES. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

We have a limited history from February 17, 2012 inception to March 31, 2012 of development stage operations and we may not be successful in our efforts to grow our business and to earn revenues. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. An investment in our securities represents significant risk and you may lose all or part of your entire investment.

If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

Our ability to achieve and maintain profitability and positive cash flows is dependent upon:

Our ability to facilitate sales to new customers;
Increase awareness of our brand name and develop an effective business plan;
Meet customer standards while implementing an advertising and marketing plan;
Our ability to attract customers who will buy our product;
Our ability to generate revenues through the sale of our product;
Attract, retain and motivate qualified personnel who can successfully assist us in implementing our business plan;
Attain customer loyalty in light of competition;
Maintain current strategic relationships and develop new strategic relationships;
Our ability to update our website to meet rapid changes in technology; and

WE HAVE A HISTORY OF LOSSES. FUTURE LOSSES AND NEGATIVE CASH FLOW MAY LIMIT OR DELAY OUR ABILITY TO BECOME PROFITABLE. IT IS POSSIBLE THAT WE MAY NEVER ACHIEVE PROFITABILITY. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

We have yet to establish profitable development stage operations or a history of profitable development stage operations. We anticipate that we will continue to incur substantial development stage operating losses for an indefinite period of time due to the significant costs associated with the development of our business.

Since incorporation, we have expended financial resources on the development of our business. As a result, losses have been incurred since incorporation. Management expects to experience development stage operating losses and negative cash flow for the foreseeable future. Management anticipates that losses will continue to increase from current levels because the Company expects to incur additional costs and expenses related to: marketing and promotional activities; the possible addition of new personnel; and the development of relationships with strategic business partners.

The Company’s ability to become profitable depends on its ability to generate and sustain sales while maintaining reasonable expense levels. If the Company does achieve profitability, it cannot be certain that it would be able to sustain or increase profitability on a quarterly or annual basis in the future. An investment in our securities represents significant risk and you may lose all or part of your entire investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan because we currently do not have any income. We do not have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including investor acceptance. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail.

WE HAVE NO INDIVIDUALS OR BUSINESSES OFFERING TO PURCHASE OUR ONE PRODUCT BARRIER 4 AT THIS TIME AND WE CANNOT GUARANTEE WE WILL EVER HAVE ANY. EVEN IF WE HAVE INDIVIDUALS OR BUSINESSES OFFERING TO PURCHASE BARRIER 4, THERE IS NO ASSURANCE THAT WE WILL MAKE A PROFIT.

We have no individuals or businesses offering to purchase our one product Barrier 4 at this time. We have not identified any individuals or businesses offering to purchase Barrier 4 and we cannot guarantee we ever will have any individuals or businesses. Even if we obtain individuals and or businesses offering to purchase Barrier 4, there is no guarantee that we will be able to generate enough sales to operate profitably. If we are not able to operate profitably we may have to suspend or cease operations.

However, it is estimated that the amount of additional costs and expenses associated with public company reporting requirements will be approximately $10,000. It is also estimated that the amount of additional costs and expenses associated with newly applicable corporate governance requirements will be approximately $5,000.

BECAUSE WE ARE A DEVELOPMENT COMPANY AND LITTLE CAPITAL, WE MUST LIMIT THE MARKETING OF OUR PRODUCT TO POTENTIAL INDIVIDUALS AND/OR BUSINESSES. AS A RESULT, WE MAY NOT BE ABLE TO ATTRACT ENOUGH CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Because we are a developing company and do not have much capital, we must limit marketing of our one product. The sale of our product via direct marketing and our website is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our one product Barrier 4 and to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We will need to obtain additional financing in order to complete our business plan because we currently do not have any income. We do not have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including investor acceptance. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail.

No assurance can be given that Barrier 4 will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. The inability of Barrier 4 to gain access to capital markets or obtain acceptable financing will have a material adverse effect upon the results of its operations and its financial conditions. The proceeds from the sale of the securities offered in this registration statement will go directly to the Selling Security Holder and not to Barrier 4. As such, this offering might negatively affect Barrier 4’s ability to raise needed funds through a primary offering of Barrier 4’s securities in the future.

BECAUSE OF LACK OF CAPITAL OUR MARKETING ACTIVITIES WILL BE LIMITED.

Due to the fact we are small and do not have much capital, we must limit our marketing activities to a relatively small number of potential customers having the likelihood of purchasing our product. We intend to generate revenue through the sale of our one product. Because we will be limiting the scope of our marketing activities, we may not be able to generate timely or sufficient sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations. The Company’s financing requirements for next twelve month are the following.

•	$28,500 toward marketing materials which include filers, broachers, direct marketing and mailing costs.
•	$10,000 towards costs associated with public company reporting requirements
•	$5,000 related to expenses associated with newly applicable corporate governance requirements.
•	$15,500 for software and hardware to develop an internet site,
•	$16,000 for program administration and working capital

•

 In addition to the $75,000 need for the operating plan the company will need approximately $18,000 for completing this registration.

Our future capital requirements depend on many factors, including the following:

•	the progress of our direct sales,
•	the progress of marketing to the end users,
•	The progress in getting our web site completed and operational.

Although we have from time to time reviewed opportunities provided to us by investment bankers or potential investors in regard to additional equity financings, there can be no assurance that additional financing will be available when needed, or if available, will be available on acceptable terms. The Company also does not have any agreement in place with any investment bankers or potential investors to provide the Company with any financing. Insufficient funds may prevent us from implementing our business strategy and will require us to further delay, scale back or eliminate our marketing program, or to scale back or eliminate our other operations.

In order to obtain working capital we will continue to:

•

seek capital through debt or equity financing which may include the issuance of convertible debentures or convertible preferred stock whose rights and preferences are superior to those of the common stockholders, and

•	seek advantageous financial transactions for the Company while taking into account the mPact on our shareholders, dilution, loss of voting power and the possibility of a change-in-control.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR COMPANY, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING NEW CUSTOMERS, AND OR BUSINESSES, AND RESULT IN A LACK OF REVENUES THAT MAY CAUSE US TO SUSPEND OR CEASE OPERATIONS.

At this time we have commenced business operations but have not yet generated any revenues. Our sole officer and director, Judith Scarpello, will only be devoting limited time to our operations. Mrs. Scarpello will be devoting approximately 25 hours per week of his time to our operations. Because our sole officer and director will only be devoting limited time to our Company, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

OUR DEVELOPMENT STAGE OPERATING RESULTS WILL BE VOLATILE AND DIFFICULT TO PREDICT. IF THE COMPANY FAILS TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE SIGNIFICANTLY.

Management expects both quarterly and annual development stage operating results to fluctuate significantly in the future. Because our development stage operating results will be volatile and difficult to predict, in some future quarter our development stage operating results may fall below the expectations of securities analysts and investors. If this occurs, the trading price of our common stock may decline significantly. At this time we do not have a trading symbol and the shares of Barrier 4, Inc. are not traded on any market.

A number of factors will cause gross margins to fluctuate in future periods. Factors that may harm our business or cause our development stage operating results to fluctuate include the following: the inability to obtain new customers at reasonable cost; the ability of competitors to offer new or enhanced products; price competition; the failure to develop marketing relationships with key business partners; increases in our marketing and advertising costs; the amount and timing of development stage operating costs and capital expenditures relating to expansion of operations; a change to or changes to government regulations; a general economic slowdown. Any change in one or more of these factors could reduce our ability to earn and grow revenue in future periods.

BECAUSE OUR MANAGEMENT DOES NOT HAVE PRIOR EXPERIENCE IN THE MARKETING OF PRODUCTS IN THE ANTIMICROBILE INDUSTRY, WE MAY HAVE TO HIRE ADDITIONAL PERSONNEL.

Because our management does not have prior experience in the marketing of Antimicrobial products, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we cannot afford to hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely.

OUR CURRENT BUSINESS DEVELOPMENT STAGE OPERATIONS RELY HEAVILY UPON OUR KEY EMPLOYEE AND FOUNDER, MRS. JUDITH SCARPELLO.

We have been heavily dependent upon the expertise and management of Mrs. Judith Scarpello, our Chief Executive Officer and President, and our future performance will depend upon her continued services. The loss of the services of Mrs. Scarpello’s services could seriously interrupt our business operations, and could have a very negative mPact on our ability to fulfill our business plan and to carry out our existing development stage operations. The Company currently does not maintain key man life insurance on this individual. There can be no assurance that a suitable replacement could be found for her upon retirement, resignation, inability to act on our behalf, or death.

THE LIMITED PUBLIC COMPANY EXPERIENCE OF OUR SOLE OFFICER COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our sole officer has limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had sole responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our sole officer management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

A PERMANENT LOSS OF DATA OR A PERMANENT LOSS OF SERVICE ON THE INTERNET WILL HAVE AN ADVERSE AFFECT ON OUR OPERATIONS AND WILL CAUSE US TO BE LESS EFFECTIVE IN THE INDUSTRY.

Our two prong marketing plan depends on our website and the Internet. If we permanently lose data or permanently lose Internet service for any reason, be it technical failure or criminal acts, we will be less effective in selling our one product Barrier 4 and you could lose your investment.

IF WE ARE UNABLE TO MEET THE RAPID CHANGES IN TECHNOLOGY, OUR PRODUCT, TECHNOLOGY AND MARKETING PLAN MAY BECOME OBSOLETE.

Due to the costs and management time required to introduce a new product and enhancements, we may not be able to respond in a timely manner to avoid becoming uncompetitive. To remain competitive, we must meet the challenges of the introduction by our competitors of new products using new technologies or the introduction of new industry standards and practices. Additionally, the supplier we use to support our technology may not provide the level of service we expect or may not be able to properly produce our product on commercially reasonable terms or at all.

NONE OF BARRIER 4’S TECHNOLOGY OR BUSINESS MODEL PARTICULARS IS PROPRIETARY.

The hurdles to enter the sales and marketing sector of the antimicrobial business segment are low. The technology required to commence operations for any potential competitor are available from third party providers and the costs for the products and marketing material to support a product are not onerous. The business model, with few exceptions, is not new and can be readily adopted by those with a basic knowledge of the antimicrobial industry and mid-level technology expertise.

OUR BUSINESS COULD GROW FASTER THAN OUR INFRASTRUCTURE. WE MAY NOT HAVE THE NECESSARY RESOURCES OR AVAILABLE FUNDS TO MAINTAIN OPERATIONS WHICH MAY HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

It is possible that our business could grow much faster than our infrastructure and available resources. New customers could lose confidence during the time it takes for our business to expand and adjust which may have an adverse effect on our business operations.

WE ARE HIGHLY RELIANT UPON THE MANUFACTURING CAPABILITIES OF MPACT ENVIRONMENTAL SOLUTIONS, OUR SUB-CONTRCATOR/MANUFACTURER.

Our Company is currently solely reliant on mPact Environmental Solutions to manufacture our product. Should mPact Environmental Solutions not manufacture our product as intended, we may or may not be able to secure another manufacturer to manufacture our product which would result in a failure of our business.

THE INDUSTRIES IN WHICH WE OPERATE ARE HEAVILY REGULATED AND WE MAY BE UNABLE TO COMPETE EFFECTIVELY

We are focused on the marketing of the private labeling of the mPact Environmental Solutions technology. We believe that our one product Barrier 4 which is an mPact Environmental Solutions technology presently requires government agencies approval prior to relabeling. mPact Environmental Solutions technology will have to continue to comply with applicable government regulations and obtaining necessary approvals, this can be, and has historically been, time consuming and expensive, due in part, we believe, to the novel nature of our technology, and regulatory review may involve delays. While we cannot accurately predict the outcome of any pending or future regulatory review processes or the extent or impact of any future changes to legislation or regulations affecting review processes, we expect such processes to remain time consuming and expensive as we, or our partners, apply for approval to make new or additional efficacy claims for current products or to market new product formulations. Obtaining approvals for new mPact Environmental Solutions technology based products in the U.S., could take several years, or may never be accomplished.

Barrier 4, Inc. will be using mPact Environmental Solutions technology which is a platform technology rather than a single use applied technology. As such, products developed from the platform fall under the jurisdiction of multiple U.S. and international regulatory agencies. Our one product Barrier 4, an mPact Environmental Solutions technology is regulated in the U.S. by the EPA. In addition to the EPA, each of the 50 United States has its own government agencies that regulate the sale or shipment of our products into their state. mPact Environmental Solutions  technology has obtained registration for these products from the EPA and all states into which such products will be marketed and sold. We are required to meet certain efficacy, toxicity and labeling requirements and pay ongoing fees in order to maintain such registrations for our relabeling. We may not be able to maintain these registrations in the future, which may eliminate our continued ability to market and sell our products in some or all parts of the U.S. We also may not be able to obtain necessary relabeling registrations with the EPA.

(B) RISKS RELATED TO THE OFFERING AND OUR SECURITIES

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR CONTROLLING SECURITY HOLDER MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

Mrs. Judith Scarpello, our Chief Executive Officer and sole director owns 100% of our capital stock with voting rights. In this case, Mrs. Scarpello will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and he will have significant control over our management and policies. The directors elected by our controlling security holder will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other security holders to approve transactions that they may deem to be in their best interest. For example, our controlling security holder will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity. The interests of our Chief Executive Officer may differ from the interests of our other shareholders and thus may result in corporate decisions that are disadvantageous to our other shareholders.

THE OFFERING PRICE OF THE COMMON STOCK WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

The initial fixed offering price of $0.001 per share of common stock offered by us under to this Prospectus was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock that may develop in the trading market after this offering. The market price for our common stock, if any, may decline below the initial public price at which the shares are offered. Moreover, recently the stock markets have experienced extreme price and volume fluctuations which have had a negative impact on smaller companies. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value; assets or earnings of our Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 100,000,000 shares of capital stock consisting of 90,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. Any such issuances will result in immediate dilution to our existing shareholder’s interests, which will negatively affect the value of your shares. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes.

OUR COMMON STOCK IS CONSIDERED PENNY STOCKS, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

CURRENTLY, THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK, AND THERE IS NO ASSURANCE THAT ANY PUBLIC MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING AND, EVEN IF QUOTED, THAT A VIABLE, LIQUID MARKET WITH LOW VOLATILITY WILL DEVELOP.

Currently, our common stock is not listed on any public market, exchange, or quotation system. Although we are taking steps to enable our common stock to be publicly traded, a market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the OTCBB upon the effectiveness of the registration statement of which this Prospectus forms a part. However, our common stock may never be traded on the OTCBB or even if traded, a viable public market may not materialize. Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their Shares. If our common stock is not quoted on the OTCBB or if a viable public market for our common stock does not develop, investors may not be able to re-sell the Shares, rendering the same effectively worthless and resulting in a complete loss of their investment.

We are planning to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc. ("FINRA") on our behalf so that we may quote our shares of common stock on the OTCBB commencing upon the effectiveness of our registration statement of which this Prospectus is a part. We cannot assure you that such market maker's application will be accepted by the FINRA. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our common stock will develop or of the price at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be fixed at $0.001 per share until such time as our common stock becomes traded on the OTCBB. However, our shares may not become traded on the OTCBB or another exchange. In addition, prices for our common stock may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

(C) RISKS RELATED TO THE INDUSTRY

THE SALES AND MARKETING OF ANTIMICROBIAL PRODUCTS IS COST COMPETITIVE AND IS CHARACTERIZED BY LOW FIXED COSTS. A REDUCTION IN COST FOR THE INDUSTRY COULD AFFECT THE DEMAND FOR OUR LICENSE PLATE TAGS.

The sales and marketing of antimicrobial products is highly competitive and is characterized by a large number of competitors ranging from small to large companies with substantial resources. Many of our potential competitors have substantially larger customer bases, greater name recognition, greater reputation, and significantly greater financial and marketing resources than we do. In the future, aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in these markets.

Price competition exists in the antimicrobial industry. There are many marketing companies that sell antimicrobial products (antimicrobial fabric conditioner) that could discount their products which could result in lower revenues for the entire industry. A shortfall from expected revenue levels would have a significant impact on our potential to generate revenue and possibly cause our business to fail.

THERE ARE MANY INHERENT RISKS AND DIFFICULTIES IN INTRODUCING ANY NEW PRODUCT TO THE MARKET PLACE.

We will begin to market our one product in the Orange County, California area and develop our brand name. We face, however, many of the risks and difficulties inherent in introducing a new product. These risks include, but are not limited to, the ability to:

●	Increase awareness of our brand name;
●	Develop an effective business plan;
●	Meet customer standards;
●	Implement an advertising and marketing plan;
●	Attain customer loyalty;
●	Respond effectively to competitive pressures;
●	Continue to develop and upgrade our product; and
●	Attract, retain and motivate qualified personnel.

DUE TO MARKET COMPETITION WE MAY NOT BE ABLE TO BUILD OUR BRAND AWARENESS.

Development and awareness of our brand Barrier 4 will depend largely upon our success in creating a customer base and potential referral sources. In order to attract and retain customers and to promote and maintain our brand in response to competitive pressures, management plans to gradually increase our marketing and advertising budgets. If we are unable to economically promote or maintain our brand, then our business, results of operations and financial condition could be severely harmed. The Company had working capital of $8,488 and an accumulated deficit of $(612) at March 31, 2012.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the Selling Security Holder. All proceeds from the sale of the shares offered hereby will be for the account of the Selling Security Holder, as described below in the sections entitled "Selling Security Holder" and "Plan of Distribution."

We are registering 8,000,000 shares for gross proceeds to the Selling Security Holder of $8,000. All of the proceeds from the sale of the shares of common stock offered herein will be received by the Selling Security Holder.

With the exception of any brokerage fees and commission which are the obligation of the Selling Security Holder, we are responsible for the fees, costs and expenses of this offering which are estimated to be $18,000, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses, of which the Company has incurred approximately $612 as of March 31, 2012. The Company intends to pay the remaining $44,388 to cover fees, costs and expenses of this offering through a loan with its President Judith Scarpello. At this time we do not have an agreement in place with Mrs. Scarpello. In the event that we are unable to secure such a loan from Mrs. Scarpello, or some other source(s), unknown at this time, we will not be able to continue forward and our business will fail.

DILUTION

The common stock to be sold by the Selling Security Holder is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing security holder.

DETERMINATION OF OFFERING PRICE

The price of the shares has been arbitrarily determined by our board of directors. We selected the $0.001 price for the sale of our shares of common stock. The prices at which the shares of common stock covered by the prospectus may actually be sold will be $0.001 per share of common stock until such time as our common stock becomes traded on the OTCBB. However, our shares may not ever be traded on the OTCBB or any other exchange.

SELLING SECURITY HOLDER

On February 17, 2012, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000. The common shares being offered for resale by the Selling Security Holder consist of the 8,000,000 shares of our common stock held by one shareholder (founder).

The following table sets forth the name of the Selling Security Holder, the number of shares of common stock beneficially owned by the Selling Security Holder as of March 31, 2012 and the number of shares of common stock being offered by the Selling Security Holder. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holder may offer all or part of the shares for resale from time to time. However, the Selling Security Holder is under no obligation to sell all or any portion of such shares nor is the Selling Security Holder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Security Holder.

The Selling Security Holder, Judith Scarpello, is not a broker-dealer or an affiliate of a broker- dealer.

	Shares		Shares	Percent
	beneficially		beneficially	beneficially
	owned		owned after	owned after
	prior to	Shares to be	offering if all	offering if all
Name	offering(1)	offered	8,000,000 sold	8,000,000 sold

Judith Scarpello, CEO(1)	18,000,000	8,000,000	10,000,000	55%

(1)

Judith Scarpello is the founder and officer and director of the Company. She presently owns 18,000,000 shares of the Company stock, which she obtained on February 20, 2012. Mrs. Scarpello is the sole shareholder of the Company.

PLAN OF DISTRIBUTION

We are registering 8,000,000 shares of our common stock for resale by the Selling Security Holder identified in the section above entitled “Selling Security Holder." We will receive none of the proceeds from the sale of these shares by the Selling Security Holder.

The Selling Security Holder may sell some of all of their common stock in one or more transactions, including block transactions:

*

On such public markets or exchanges as the common stock may from time to time be trading;

*

In privately negotiated transactions;

*

Through the writing of options on the common stock;

*

Settlement of short sales; or,

*

In any combination of these methods of distribution.

The Selling Security Holder has set an offering price for these securities of $0.001 per share, with a Minimum number of shares to be offered per investor of 100 and an offering period of twenty nine days from the date of this prospectus. Our common stock may never be traded on the OTCBB or another exchange. If our common stock becomes quoted on the OTCBB or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.

The market price of our common stock prevailing at the time of sale;

2.

A price related to such prevailing market price of our common stock; or

3.

Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144. In the event of the transfer by the Selling Security Holder of shares to any pledgee, donee, or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective registration statement in order to name the pledgee, donee, or other transferee in place of the Selling Security Holder who have transferred his shares.

In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. This process usually takes approximately between four (4) and twelve (12) weeks. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by Selling Security Holder must be made at the fixed price of $0.001 until a market develops for the stock. We have not yet engaged a market maker to apply for quotation on the OTCBB on our behalf.

If our common stock becomes listed on the OTCBB it will have an effect on our liquidity. Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Additionally, our stock is a penny stock. Burdens are imposed upon broker-dealers by penny stock requirements that may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

The Selling Security Holder may also sell shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating as agent in such transactions may receive a commission from the Selling Security Holder or, if they act as agent for the purchaser of such common stock, a commission from the purchaser. The Selling Security Holder will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the Selling Security Holder to sell a specified number of shares at a stipulated price of $0.001 per share and, to the extent such broker or dealer is unable to do so acting as agent for the Selling Security Holder, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the Selling Security Holder. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices of $0.001, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. We can provide no assurance that all or any of the common stock offered will be sold by the Selling Security Holder.

If, after the date of this prospectus, the Selling Security Holder enters into an agreement to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we will need to file a post-effective amendment to the registration statement of which this prospectus is a part. We will need to identify the broker-dealer, provide required information on the plan of distribution, and revise the disclosures in that amendment, and file the agreement as an exhibit to the registration statement. Also, the broker-dealer would have to seek and obtain clearance of the underwriting compensation and arrangements from FINRA.

The Selling Security Holder listed in this prospectus is the underwriter within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part and any broker-dealers or agents that are involved in selling the shares may be deemed to be an "underwriter" within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits, which our Selling Security Holder may receive, would be deemed to be underwriting compensation under the Securities Act. Because the Selling Security Holder is the underwriter under Section 2(11) of the Securities Act, the Selling Security Holder will be subject to the prospectus delivery requirements of the Securities Act.

We are bearing all costs relating to the registration of the common stock, which are estimated at $18,000 inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses of which the Company has paid $612 as of March 31, 2012, of which $560 represented incorporation fees and $52 related to check printing and banking charges. The Selling Security Holder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; there is an exemption from such registration or if there is a qualification requirement available and with which Barrier 4, Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of the existing security holder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We will at some point in the near future need to raise additional capital through private placement offerings. We believe that obtaining reporting company status under the 1934 Act and trading on the OTC Bulletin Board should increase our ability to raise these additional funds from investors.

The Selling Security Holder and any broker-dealers or agents must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the Selling Security Holder is engaged in a distribution of the common stock, and therefore be considered to be an underwriter, she must comply with applicable law and may, among other things may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, she must comply with applicable law and may, among other things:

*	Not engage in any stabilization activities in connection with our common stock;
*	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and,
*	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

There is no assurance that the Selling Security Holder will sell any or all of the shares offered by her. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed broker/dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met. There are no pre-existing contractual agreements for any person to purchase the shares.

Of the 18,000,000 shares of common stock outstanding as of March 31, 2012, 18,000,000 shares are owned by our sole officer and director Judith Scarpello.

Dividends

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs, and it is anticipated that all available cash will be needed for our operations, in the foreseeable future.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, the Company intends to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

We are a development stage corporation and have not yet generated or realized any revenues from our business operations.

Our auditors have raised substantial doubt as to our ability to continue as an on-going business for the next 12 months. We have not generated any revenue and have only begun to develop our business plan, website and sales literature.

GENERAL OVERVIEW

Nature of Business

Barrier 4 was formed in the state of Nevada on February 17, 2012 to establish sales of the Company’s one product Barrier 4, an antimicrobial fabric conditioner. Barrier 4, Inc. is a marketing and sales company providing one product (1). An antimicrobial fabric conditioner called “Barrier 4”. Barrier 4 is an mPact Environmental Solutions (mPact) antimicrobial product provided to consumers and commercial users in the secondary indoor market. Barrier 4, Inc. is operating under a relabeling contract with mPact. The contract allows Barrier 4 to purchase finished antimicrobial fabric treatment products from MPact that are then sold under the Barrier 4 brand name by relabelling the antimicrobial fabric treatment product with an alternate brand name (Barrier4).

Product Function

The active ingredient in mPact Environmental Solutions technology platform is based on a Silane Quaternary Ammonium Salt with an active ingredient of 3 (trihydroxysilyl) propyldimethyl octadecyl ammonium chloride (0.84%) with inert ingredients at 99.16%. One16 ounce bottle of Barrier 4 will be sold to the customers and commercial users, at a price of approximately $22 per bottle. Since our inception on February 17, 2012 we have incurred cumulative losses of $612 to March 31, 2012.

The mPact/ÆGIS Antimicrobial fabric treatment forms a colorless, odorless, positively charged polymer that chemically bonds to the treated surface. You could think of it as a layer of electrically charged swords. When a microorganism comes in contact with the treated surface, the quaternary amine “sword” punctures the cell membrane and the electrical charge “shocks” the cell. Since nothing is transferred to the now dead cell, the antimicrobial doesn’t lose strength and the “sword” is ready for the next cell to contact it. In order for ÆGIS Antimicrobial to continue its effectiveness, normal cleaning of treated surfaces is necessary as dirt buildup, paint, dead microbes, etc. will cover the treatment prohibiting it from killing microorganisms.

Barrier 4, Inc. is presently marketing one product. An antimicrobial fabric conditioner called “Barrier 4”. Barrier 4 is an mPact antimicrobial product provided to consumers and commercial users in the secondary indoor market. Barrier 4 is a development stage company with a limited history of development stage operations.

Barrier 4, Inc. was founded in the State of Nevada on February 17, 2012. The Company plans to market Barrier 4 through a combination of direct sales, referrals and networking within the industry. To date the Company has not generated any sales.

Barrier 4 will provide in May of 2012 an internet site where customers can purchase the product Barrier 4 an antimicrobial fabric conditioner and view video’s and information about the product. We need further funding to develop our website. Our website address is: www.barrier4.com.

To commence active business operations, we will need to engage in a number of planning stage and preliminary activities. We will commence activities include developing the website for our one product Barrier 4 an antimicrobial fabric conditioner, preparing marketing materials and direct mail. We will undertake and work to finish these activities upon completion of this registration statement.

We have completed some of the activities, developing the marketing program and creating the initial marketing material. The Company will need to raise additional funds of $75,000 for the operating plan and $18,000 to complete the registration, this will be done in the form of equity security sales, debt instruments and private financing, to complete the marketing program. From February 2012 through the present we have spent a substantial amount of time in developing the marketing program, marketing material, strategic planning, budgeting, and preliminary work.

We have determined what we believe the retail price of our one product, Barrier 4, an antimicrobial fabric conditioner along with the relative cost to have the product manufactured and packaged and shipped by outside vendors we then estimated the administrative expense to arrive at the selling price of approximately $22 for each 16 ounce bottle. If these projected prices are insufficient to cover our costs of goods sold it could result in an operating loss for us.

While budgetary manufacturing, packaging, shipping (cost of product form mPact) and marketing costs have been established for our product, no definitive orders have been placed for the Company’s one product; therefore, it is possible that these prices could be incorrect. If after development a different price is deemed necessary it could result in an operating loss for us. We have not devoted much time to raising capital other than the investments from the Mrs. Scarpello. Furthermore, Barrier 4 has not yet commenced its major operations of having an outside vendor (mPact) manufacture, package, and ship our one relabeled product. Barrier 4 is considered a development stage company because it has not commenced its major operations. In addition the Company has not achieved any revenue in connection with its business to date.

Management has developed what it believes is a viable plan of removing the threat to the continuation of the business. Management feels the Company’s continuation as a going concern depends upon its ability to obtain additional sources of capital and financing. Specifically, management wants to raise additional capital through debt instruments such as bank loans, or private financing. The goal of this effort is to provide working capital for the next year. Presently we do not have any existing sources or plans for financing.

Over the next twelve months, Barrier 4, Inc. plans to build out its reputation and develop a network in the antimicrobial fabric conditioner industry and begin sales to the general public in the Orange County, California area. Presently the Company has not sold any Barrier 4 product.

Management feels the Company’s continuation as a going concern depends upon its ability to obtain additional sources of capital and financing. Specifically, management intends to raise additional permanent capital through debt instruments such as bank loans, or private financing. The goal of this effort is to provide working capital for the next year. Our twelve month operating plan is dependent on raising additional permanent capital through equity security sales, debt instruments, and private financing in the amount of $75,000. Presently we do not have any existing sources or plans for financing.

The specific steps that we intend to take to try to secure the required $75,000 are as follows:

(1)

We will first attempt to obtain a bank loan for the $75,000. In doing so, we will approach various banks to ascertain and compare various terms and conditions of such a loan, including interest rates, length of the loan, payment schedules, and the overall costs incurred for same. We will then choose the bank that we believe offers the best arrangements for us regarding said loan. We will then submit our application, which may also include the submittal of a business plan that we will prepare. In the event the initial bank does not approve and issue a loan, then we will move on to another bank and continue with such efforts until such time as it is determined by us that such an approach will not succeed. We anticipate that such an effort can be commenced and completed within the first 60 days. As of the date of filing we have not approached a bank at this time.

(2)

In the event we are not able to obtain a bank loan for $75,000 we will then attempt to obtain such funds through a private financing source. We will search for reliable sources for private financing, and research them by ascertaining their reputation in their field of business, the length of time being in business, and sources of their funding. We will then choose those private financing sources that we feel confidence in and approach then to ascertain and compare various terms and conditions of such a loan, including interest rates, length of the loan, payment schedules, and the overall costs incurred for same. We will then choose the private financing source that we believe offers the best arrangements for us regarding said loan. We will then submit our application, which may also include the submittal of a business plan that we will prepare. In the event the initial private financing source does not approve and issue a loan, then we will move on to another private financing source and continue with such efforts until such time as it is determined by us that such an approach will not succeed. We anticipate that such an effort can be commenced and completed within the first 60 days.

(3)

We will utilize a two prong approach using direct sales model conducted by Mrs. Scarpello. She will market the product locally in the Orange County, California area to sport teams and sport programs. Her current marketing strategy consists of various Point of Sale material including posters and flyers developed by Mrs. Scarpello in the past several months. Barrier 4, Inc. will market its one product Barrier 4 an antimicrobial fabric conditioner for sale to the general public in the Orange County, California area. We also intend to market our one product Barrier 4 an antimicrobial fabric conditioner through our website: www.barrier4.com which is currently under development/construction.

(4)

Our plan of operation is, once we raise the necessary $75,000, to: (1) complete the marketing material, and print folders, flyers and DVD’s; (2) Begin marketing and selling the product in Orange County, California area to sport teams and sports programs. (3) Subsequently, once and order is placed and paid for the company will order the product from the supplier mPact Environmental Solutions located in South Carolina (which takes approximately seven (14) days, to ship/mail the finished product to the customers). The Company will not order any product until the retail customer orders the product and pays for the product first. The Company will not carry any inventory.

(5)	In the event that we are not successful in securing such financing, then our plans to become operational will be in danger and we will not succeed in moving forward.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for the next twelve months, and we will need to obtain additional financing to operate our business for the next twelve months. Our “burn rate” is approximately $4,500 per month. Most of our expenses are anticipated to be:

•	$28,500 toward marketing materials which include filers, broachers, direct marketing and mailing costs.
•	$10,000 towards costs associated with public company reporting requirements
•	$5,000 related to expenses associated with newly applicable corporate governance requirements.
•	$15,500 for software and hardware to develop an internet site,
•	$16,000 for program administration and working capital

•

 In addition to the $75,000 needed for the operating plan the Company will need approximately $18,000 for completing this registration.

Results of Operations

February 17, 2012 (inception) to March 31, 2012

During the period we incorporated the Company, hired an attorney, and an independent auditor for the preparation of this registration statement. We have prepared an internal business plan. We have also reserved the domain name http://www.barrier4.com and begun the development of our website. Our net loss since inception is as a result of incurring expenses of $560 for incorporation fees and $52 for check printing and bank fee expenses as they relate to the filing of this registration statement.

At inception, we sold 18,000,000 shares of common stock to our sole officer and director, Mrs. Judith Scarpello for approximately $18,000.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the foregoing investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

The following tables and narrative discussion set forth key components of our results of operations for the period indicated, in dollars, and key components of our revenue for the period indicated, in dollars.

February 17, 2012
(inception) to
March 31, 2012

Revenue	$-

Expenses:
General and administrative	612
Net operating loss	(612)

Net Loss	$612

Revenue

For the period from February 17, 2012 (inception) to March 31, 2012, we generated no revenues. There were no revenues from the inception at February 17, 2012 because the Company has not yet commenced operations.

Operating Expenses

Total operating expenses for the period on February 17, 2012 (inception) to March 31, 2012 was $612. The costs consisted of $560 of incorporation costs and $52 of check printing and bank fees.

Lack of Revenues

We have limited operational history. We have not generated any revenues from our inception on February 17, 2012 to March 31, 2012. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenues in the next twelve months continues to be uncertain.

Net Loss

For the period from February 17, 2012 (inception) to March 31, 2012 we incurred a net loss of $612.

Liquidity and Capital Resources

We believe that our existing sources of liquidity will not be sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for at least the next twelve months. In the event the Company is unable to achieve profitable operations in the near term, it may require additional equity and/or debt financing, or reduce expenses, including officer’s compensation, to reduce such losses. However, we cannot assure that such financing will be available to us on favorable terms, or at all. We will continue to monitor our expenditures and cash flow position and however at sometime in the future we may need to obtain additional financing to complete our business plan. There is no assurance that we will be able to obtain such financing if needed and the failure to do so could negatively impact the viability of our company to continue with this business and the business may fail.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of our existing security holders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

The following table summarizes total assets, accumulated (deficit), stockholder’s equity (deficit) and working capital (deficit) at March 31, 2012.

March 31, 2012
Total Assets	$9,048

Accumulated (Deficit)	$(612)

Stockholder’s Equity	$8,488

Working Capital	$8,488

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

As of March 31, 2012, our total assets were 9,048, which were comprised solely of cash, and our total liabilities were $560 consisting solely of trade accounts payable.

We anticipate that we will meet our ongoing cash requirements through equity or debt financing. We estimate that our expenditures over the next twelve months (beginning April 1, 2012) will be approximately $75,000 for the operating plan and $18,000 to complete the registration.  These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

We intend to meet our cash requirements for the short term by generating limited revenue and the next 12 months through a combination of debt financing and equity financing by way of bank loans, private loans and private placements. We currently do not have any arrangements or commitments in place to complete any bank loans, private loans or private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

If we are not able to raise the full $75,000 for the operating plan or the $18,000 to complete the registrations as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on market awareness, testing and servicing costs as well as marketing and advertising to social media marketing websites. We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

Critical Accounting Policies

Development Stage Company

The Company is currently considered a development stage company as defined by FASB ASC 915-10-05. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

The Company has adopted a fiscal year-end of March 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no items that required fair value measurement on a recurring basis.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Stock-Based Compensation

The Company adopted FASB guidance on stock based compensation upon inception at February 17, 2012. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock and stock options issued for services and compensation for period from February 17, 2012 (inception) to March 31, 2012.

Revenue Recognition

Once sales commence, revenue recognition will occur at the time of sale of merchandise to Barrier 4’s customers, in compliance with FASB ASC 605, “Revenue Recognition”. Sales are expected to include the sale of merchandise through direct sales generated by cold calling marketing efforts and the Company’s internet store, net of sales taxes collected and net of estimated customer returns. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will allow customers to return merchandise under most circumstances. The reserve for returns will be included in accrued liabilities in the Company’s balance sheet. The reserve is estimated based on the Company’s historical experience of returns made by customers. The Company will defer any revenue from sales in which payment has been received, but the earnings process has not occurred. No sales have yet commenced.

Advertising and Promotion

All costs associated with advertising and promoting products are expensed as incurred. There were no advertising or promotional expenses during the period from February 17, 2012 (inception) to March 31, 2012.

Website Development Costs

The Company accounts for website development costs in accordance with ASC 350-50, “Accounting for Website Development Costs” (“ASC 350-50”), wherein website development costs are segregated into three activities:

1)

Initial stage (planning), whereby the related costs are expensed.

2)

Development (web application, infrastructure, graphics), whereby the related costs are capitalized and amortized once the website is ready for use. Costs for development content of the website may be expensed or capitalized depending on the circumstances of the expenditures.

3)

Post-implementation (after site is up and running: security, training, admin), whereby the related costs are expensed as incurred. Upgrades are usually expensed, unless they add additional functionality.

There have been no website development costs from inception through the date of this report.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions

In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recently Issued Accounting Pronouncements

In September 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment. The guidance in ASU 2011-08 is intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The amendments also improve previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Also, the amendments improve the examples of events and circumstances that an entity having a reporting unit with a zero or negative carrying amount should consider in determining whether to measure an impairment loss, if any, under the second step of the goodwill impairment test. The amendments in this ASU are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income”, which is effective for annual reporting periods beginning after December 15, 2011.  ASU 2011-05 became effective for the Company on April 1, 2012. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. In addition, items of other comprehensive income that are reclassified to profit or loss are required to be presented separately on the face of the financial statements. This guidance is intended to increase the prominence of other comprehensive income in financial statements by requiring that such amounts be presented either in a single continuous statement of income and comprehensive income or separately in consecutive statements of income and comprehensive income. The adoption of ASU 2011-05 is not expected to have a material impact on our financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (ASU 2011-04), which is effective for annual reporting periods beginning after December 15, 2011. This guidance amends certain accounting and disclosure requirements related to fair value measurements. Additional disclosure requirements in the update include: (1) for Level 3 fair value measurements, quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements to changes in the unobservable inputs; (2) for an entity’s use of a nonfinancial asset that is different from the asset’s highest and best use, the reason for the difference; (3) for financial instruments not measured at fair value but for which disclosure of fair value is required, the fair value hierarchy level in which the fair value measurements were determined; and (4) the disclosure of all transfers between Level 1 and Level 2 of the fair value hierarchy. ASU 2011-04 became effective for the Company on April 1, 2012. We are currently evaluating ASU 2011-04 and have not yet determined the impact that adoption will have on our financial statements.

Expected Purchase or Sale of Significant Equipment

We do not anticipate the purchase or sale of any significant equipment; as such items are not required by us at this time or in the next twelve months.

Additional Disclosure of Outstanding Share Data

As of March 31, 2012, we had 18,000,000 shares of common stock issued and outstanding.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements, including any outstanding derivative financial statements, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

DESCRIPTION OF BUSINESS

GENERAL OVERVIEW

Barrier 4, Inc., also referred to as “Barrier 4” and the “Company”, was founded in the State of Nevada on February 17, 2012. Barrier 4, Inc. is presently marketing one product “Barrier 4”, an antimicrobial fabric conditioner to be sold to the general public. Barrier 4 is a development stage company with a limited history of development stage operations. Barrier 4 has not commenced its operations of having its one product, Barrier 4”, an antimicrobial fabric conditioner, manufactured by an unaffiliated outside provider, mPact Environmental Solutions (“mPact”) and the Company has not distributed the product to anyone.

Barrier 4, Inc. is a marketing and sales company providing one (1) product. An antimicrobial fabric conditioner called “Barrier 4”. Barrier 4 is an mPact antimicrobial product provided to consumers and commercial users in the secondary indoor market. Barrier 4, Inc. is operating under a relabeling contract with mPact. The contract allows Barrier 4 to purchase finished antimicrobial fabric treatment products from mPact that are then sold under the Barrier 4 brand name by relabelling the antimicrobial fabric treatment product with an alternate brand name, “Barrier4”.  mPact’s  technology platform is based on a Silane Quaternary Ammonium Salt with an active ingredient of 3 (trihydroxysilyl) propyldimethyl octadecyl ammonium chloride (0.84%) with inert ingredients at 99.16%. One16 ounce bottle of Barrier 4 will be sold to the customers and commercial users, at a price of approximately $22 per bottle.

Barrier 4 is considered a development stage company because it has not commenced its operations. In addition, the Company has not recognized any revenue in connection with its business to date. As a result we are a startup company, that is, we have no operating history or revenue, and are at a competitive disadvantage.

The Company’s executive offices are located at 6200 E. Canyon Rim Road. # 204, Anaheim, California, 92807-4315. The Company’s telephone number is (714) 731-8867. The Company’s internet site is: http://Barrier4.com.

ORGANIZATION WITHIN LAST FIVE YEARS

Barrier 4, Inc. was founded in the State of Nevada on February 17, 2012. The Company is presently marketing one product, Barrier 4”, an antimicrobial fabric conditioner used in conjunction with washing clothes. The Company plans to market Barrier 4 through a combination of direct sales, referrals and networking within the industry, and generate revenues from the sale of its lone product.

At this time, the Company is marketing its one product Barrier4, an antimicrobial fabric conditioner to sports teams and sports programs in the Orange County, California area. The Company intends to market its one product, Barrier 4, an antimicrobial fabric conditioner through a combination of direct sales, referrals and networking within the industry. To date the Company has not generated any sales. Upon a purchase order being placed with Barrier 4 for Barrier 4, an antimicrobial fabric conditioner the Company intends to place an order from mPact Environmental Solutions to manufacture, package and deliver the finished product to the customer in the Orange County, California area. mPact Environmental Solutions has not produced any Barrier 4 antimicrobial fabric conditioner to the company to date. mPact Environmental Solutions has not produced any test samples to date. As of April 15, 2012, Barrier 4 has entered into a formal contract with mPact Environmental Solutions to manufacture and suppy its antimicrobial fabric conditioner.

At this time we only have one employee, Judith Scarpello.

Over the next twelve months, Barrier 4, Inc. plans to build out its reputation and network in the sports antimicrobial fabric conditioner industry, thereby attracting new customers. Currently the Company doesn’t employ any employees, however, as the Company grows, we plan to employ additional employees, as required.

Management feels the Company’s continuation as a going concern depends upon its ability to obtain additional sources of capital and financing. Specifically, management intends to raise additional capital through debt instruments such as bank loans, or private financing. The goal of this effort is to provide working capital for the next year. Our twelve month operating plan is dependent on raising additional capital through equity security sales, debt instruments and private financing in the amount of $75,000 for the operating plan and $18,000 to complete this registration. Presently we do not have any existing sources or plans for financing.

If the $75,000 is raised the twelve month operating plan shall be as follows (Furthermore, once the $75,000 of capital is raised, the Company will not commence operations until it has set up and established its presence on the internet for marketing and selling its product.).

•

The implementation of our direct sales model through Mrs. Scarpello through the commencement of sales will cost at least $75,000. We need to establish and print all of the marketing material. We have allocated $28,500 toward marketing materials which include filers, broachers, direct marketing DVD’s and mailing costs. The Company intends to allocate these funds as soon as they are available.

•	$10,000 towards costs associated with public company reporting requirements, and $5,000 related to expenses associated with newly applicable corporate governance requirements.

•

Software and hardware to develop an internet site will cost the Company at least $15,500. User features and website content updates are vital to continued visitations by online users. This cost signifies the system creation. The Company intends to allocate these funds within four months of the funds becoming available.

•

Program administration and working capital expenses until such time as there are sufficient sales to cash-flow operations will cost the Company at least $16,000. This is the necessary working capital to fund operations until such time as revenues exceed expenses. This will cover office rent, telephones and management expenses such as those from industry consultants in the antimicrobial fabric softener business, and advisors. The Company intends to pay its consultants, advisors fees and working capital expenses as they become due. To date the company has not hired any antimicrobial fabric softener consultants.

The company’s twelve month operating plan is dependent on raising additional capital through equity security sales, debt instruments and private financing in the amount of $75,000. In addition to the $75,000 need for the operating plan the company will need approximately $18,000 for completing this registration. Mrs. Scarpello has agreed to fund the Company, through an oral agreement until such time as the Company raises $75,000 for the operating plan and $18,000 for registration expenses. Mrs. Scarpello, however, is under no legal obligation and/or duty to do so. Additionally, although there is an oral agreement between the Company and Mrs. Scarpello to fund the Company until such time as the Company raises $75,000 for the operating plan and $18,000 for registration expenses Mrs. Scarpello has not agreed to fund any specific amount to the Company.

Once the Company raises the necessary $75,000 and the necessary marketing material are printed, we will begin marketing and selling Barrier 4, the Company’s one product. If we are not able to obtain the full amount required to finance our operations, we will reduce the amount we have allocated for our marketing materials accordingly.

BUSINESS FACILITIES

Barrier 4, Inc. is located at 6200 E. Canyon Rim Road. # 204, Anaheim, California, 92807-4315. The Company’s telephone number is (714) 731-8867.

SPECIAL FEATURES OF THE COMPANY

Barrier 4 will market one product, “Barrier 4”, an antimicrobial fabric conditioner to sports programs in the Orange County, California area. Barrier 4 expects to generate its corporate revenue from the sale of Barrier 4, an antimicrobial fabric conditioner. Barrier 4 is an antimicrobial fabric conditioner that creates a barrier that controls or eliminates microbes, odors, stains and product deterioration. After washing, simply add Barrier 4 Antimicrobial fabric Conditioner to the drying cycle. Protection lasts up to 30 washes.

OVERALL STRATEGIC DIRECTION

The Company plans to establish its reputation in the sport antimicrobial fabric conditioner industry, thereby attracting new clients and building out its network of operations. Initially, the Company aims to form long term working relationships with a number of sports programs in the Orange County, California, area.

DESCRIPTION OF PRODUCTS

Judith Scarpello, CEO and Director of Barrier 4, Inc. developed an idea over the last year of what she believes will be a successful marketing program for Barrier 4.

The chemistry of the product was developed by Dow Corning in Midland, Mi. in the 1970’s.

The technology was developed and commercialized by Aegis Environmental Management in the 1980’s and further developed by mPact Environmental Solutions, LLC in the 1990’s in secondary indoor market.

The following provides brief overviews of the many different aspects relating to the products and services offered by mPact Environmental Solutions, LLC:

mPact Environmental Solutions was founded under the name Certified Indoor Air Group, LLC in 2001 when it was awarded the exclusive marketing/application rights to the AEGIS Microbe Shield technology for what is considered the aftermarket in the USA, Canada and South America.

The EPA assigned the Certified Indoor Air group a company number recognizing that it could register antimicrobials using the AEGIS technology under the company name. The company company’s EPA Registration Number is 83129-1. Company name was MPact Environmental Solutions, LLC. Current state (Date) Active- Registered November 1, 2006. On January 1, 2007, the company’s name changed to mPact Environmental Solutions, LLC in order to reflect better its position in the marketplace. mPact Environmental Solutions is headquartered at 400 south Main Street, Fountain Inn, South Carolina 29644 and has affiliate offices in Atlanta, Los Angeles, Seattle, Charleston, Hilton Head, N. Myrtle Beach, Fairbanks, Pittsburgh, Detroit and Minneapolis.

AEGIS and Dow Corning

At the core of our business is the mPact product utilizing the AEGIS Microbe Shield chemistry. AEGIS is a product that was developed by Dow Corning in the 1970's and registered with the EPA soon thereafter. It is an organo-silane quaternary compound that is odorless, colorless, non-leaching, long lasting and which has proven effective against a broad range of bacteria, fungi, algae and yeast.

AEGIS has as its two main properties the benefits of utilizing a molecularly bonding technology with a physical control of microorganisms.  It can be applied to virtually any surface. Because it does not dissipate over time, it retains its full antimicrobial strength for the life of the surface onto which it is applied. AEGIS provides the protection required in high performance applications where the reduction of the incidence of contamination is paramount.

AEGIS Environments

The right to the AEGIS technology was bought in the 1990's by two executives from Dow Chemical, W. Curt White and Hal A. Locker, Esq. Together, with the support of Dow Chemical, they formed AEGIS Environments (www.ricrobeshicld.com) which is located near the Dow plant in Midland Michigan. This organization is responsible for the distribution of the AEGIS technology throughout the world (Dow retained the rights to the product for Japan.)

How it Works

Quite simply, mPact, with the AEGIS technology, works by physically rupturing the cell's membrane. The unique organo-silane quaternary compound consists of a long molecular chain (picture a sword) that has as its base a bonding property. This bonded "sword" protrudes from the surface where it stands ready to protect the surface from microbial contamination. When the microorganism comes in contact with the sword, the membrane is punctured-similar to what happens when a highly inflated balloon comes into contact with a tack. Then, the sword's base, which includes a nitrogen molecule, actually draws the microorganism to it and electrocutes the cell. The bottom line: the microorganism is destroyed on the sword. And, since mPact with AEGIS technology is not consumed and does not dissipate, the antimicrobial is not depleted. It is a physical control not a chemical control.

How it is Applied

Apply the Barrier 4 (mPact with AEGIS technology) to the antimicrobial fabric by pouring one cap full of Barrier 4 in you washing machine during the finishing cycle.

Microorganism

Microorganisms are everywhere. They thrive best in environments with moisture, food and warm temperatures. They need a receptive surface like skin, dirt, food or clothing to live and reproduce. At their worst, the problems they create are disease, stains, infections, deterioration, and odors. Most of the culprits are considered single cell microorganisms and fall under the general classifications of bacteria, algae, and fungi.

Antimicrobial

Antimicrobials are produced to control or eliminate microorganisms by killing or disrupting the cell's lifecycle. The defense antimicrobials offer help create environments that are protected against contamination by these microorganisms.

Technologies to Control Microorganisms-Leaching and Bonding

There are two types of technologies that can be employed to control microorganisms: leaching and bonding.

The older process is a leaching or migrating process. This method works by applying a poison to a surface and then before the poison bleeds completely from that surface into the environment, has to migrate off the surface into the microorganism. Once the microorganism absorbs a lethal dose, it goes off and dies. One concern that has surfaced in the past few years is that microorganisms have the potential to become resistant to the poison and became adaptive mutations-meaning the poison then becomes a food source. This is an especially critical concern in healthcare where antibiotics are used.

The other technology is a bonding process. The antimicrobial is applied to the surface where it basically becomes affixed to that surface. This organofunctionai silane technology provides a durable and uniform polymer coating to the treated surface, a shield if you will. Whenever a microorganism comes into contact with that treated substrate; the antimicrobial physically disrupts the microorganism's cell membrane on contact. The microorganism doesn't go away to die, it dies very quickly after it comes into contact with the treated surface. There are no mutant microorganisms to worry about, nor does the antimicrobial become depleted.

Chemistry

The mPact with AEGIS technology is typically applied in a "wet" stage. It can be applied by itself or co-applied with other finishes if that is so desired. The application involves two complex chemical mechanisms. First, and most important, is a very rapid process which coats the substrate with the cationic species (physisorption) one molecule deep. This is an ion exchange process by which the cation of the silane compound replaces protons from water or chemicals on the surface. The second action is unique to the silane based technology. The silanol (a hydrolyzed silane) covalently bonds to the receptive surfaces (chemisorption). This bonding to the substrate is then made even more durable by the sitanol functionality; which homopolymerizes (bonds to its neighboring molecule). After the molecule has polymerized, it becomes an integral and permanent part of the product onto which it was applied-including materials with which it cannot react covafently.

How to Verify

Many applications of antimicrobials cannot be verified as being active or even remaining on the surface once they are applied. Others have tests that take weeks and must be completed in a lab. The leaching of products, it is just a matter of time until the poison has dissipated from the surface thereby leaving the substrate unprotected. Therefore it is important to know if the antimicrobial is indeed present and working. With the mPact with AEGIS technology product there is a simple form of verification that can be used. The test takes only a few minutes and can be done anywhere in the field. Simply take a treated material and dip it in the Bromophenol Blue (BPB) solution and after a few minutes, rinse the material. Using a verification chart we can provide; the material is stained according to the treatment level of the mPact with AEGIS technology.

Summary

The AEGIS Microbe Shield is a unique and proven antimicrobial technology that is now incorporated into mPact's product, it is available for use by certified and approved Affiliates around the country.

Manufacturing:

mPact Environmental Solutions will manufacture the product for the Barrier4, Inc. mPact Environmental Solutions already produces the product under their own  marketing program called mPale. Barrier 4, Inc. will operate under a relabeling contract with mPact.  The contract allows Barrier 4 to purchase finished antimicrobial fabric treatment products from MPact that are then sold under the Barrier 4 brand name by relabeling the antimicrobial fabric treatment product with an alternate brand name (Barrier4).

The manufacturing of the “Barrier 4” antimicrobial fabric conditioner will be done at Fountain Inn, South Carolina.

Packaging:

mPact Environmental Solutions has advised Barrier 4 that they can package and ship the 16oz bottles of antimicrobial fabric conditioner in the following manner. mPact Environmental Solutions could package each case of 24 bottles for shipping. mPact Environmental Solutions can provide all packaging needs in connection with the Barrier 4 bottles of antimicrobial fabric conditioner. mPact Environmental Solutions has not packaged any product for the Company at this time. Barrier 4 has a formal agreement with mPact Environmental Solutions to package its antimicrobial fabric conditioner.

Initial Sales Strategy:

We have established a two -prong sales approach; our approach utilizes direct sales through Judith Scarpello. Our direct sales is being conducted by Mrs. Scarpello, she is currently attempting to market the product locally in the Orange County, California area to sports programs. Her current marketing strategy consists of various Point of Sale material including posters and flyers developed by Mrs. Scarpello in the past several months. The company will further produce sales through the internet when funds become available to complete its web site.

We intend to derive income from these sales and our goal is establish brand recognition.

Subsequent Sales Strategy

Barrier 4, Inc. will commence marketing of its one product, “Barrier 4”, an antimicrobial fabric conditioner for sale to the general public. The Company is presently developing its marketing program to sell its one product, “Barrier 4”, an antimicrobial fabric conditioner to the general public. We also intend to market our product through our website: http://www.Barrier4.com which is currently under development/construction. The Company has not sold the product to anyone at this time. Barrier 4, Inc. is considered a development stage company because it has not commenced its major operations. In addition the Company has not achieved any revenue in connection with its business to date. As a result we are a startup company, that is, we have no operating history or revenue, and are at a competitive disadvantage.

In order to bring the Company’s product to market, the Company will need to seek additional capital of approximately $75,000 for the operating plan and $18,000 to complete this registration. Of the entire $75,000 of additional capital we will seek, only $28,500 initially will be used by the Company for marketing materials. If the Company is unable to obtain additional financing at reasonable cost, it would be unable to manufacture, package and sell its one product, “Barrier 4”, an antimicrobial fabric conditioner. As of March 31, 2012, the Company’s working capital consists of $8,488 which is not sufficient to fund the sale of its one product, “Barrier 4”, an antimicrobial fabric conditioner through Mrs. Scarpello.

FEATURES OF THE PRODUCT

The Company believes that there is a role for companies that can provide quality products.

Our form of product may involve assisting a store in the following:

•	Delivery of only a small amount of product, when a sports program does not have adequate storage space;
•	Delivery of large amounts of product to stores with large storage space.
•	The ability of the Company to speak directly to the President of the marketing program about the product.

The Company does not intend to market any other products.

THE ANTIMICROBIAL FABRIC CONDITIONER INDUSTRY

Competition:

There are numerous companies and individuals who are engaged in the sport program antimicrobial fabric conditioner business, and such business is intensely competitive. We believe the highly specialized nature of our corporate focus enables us to be a better long-term partner for our clients than if we were organized as a traditional fabric conditioner company.

The Company believes that by offering quality products through, mPact products through the use of the AEGIS technology developed through Dow Corning the company will have more “Barrier 4” customers. Nevertheless, many of our competitors have significantly greater financial and other resources as well as greater managerial capabilities than we do and are therefore, in certain respects, in a better position than we are to provide antimicrobial fabric conditioner. We believe our ability to compete will depend upon many factors both within and outside our control, including, but not limited to pricing as well as the timing and market acceptance of our antimicrobial fabric conditioner. We will face direct competition from several privately-held companies, both online and direct marketing companies.

Many of our existing and potential competitors, which will include online antimicrobial fabric conditioner businesses are focusing more closely on internet based sales, these companies have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition and a larger installed customer base than we will. Furthermore, there is the risk that larger financial companies which offer internet and direct sales may decide to use extremely low pricing rates in the tag and cover market to acquire and accumulate customer accounts and additional shelf space at stores. We do not plan to offer extremely low pricing; therefore, such pricing techniques, should they become common in our industry, could have a material, adverse effect on our results of operations, financial condition and business model.

Generally, competitors may be able to respond more quickly to new or emerging changes in customer requirements or to devote greater resources to the development, promotion and sale of their products than we will.

There can be no assurance that our potential competitors will not develop products comparable or superior to those that will be developed and offered by us or adapt more quickly than us to changing customer requirements, or that we will be able to timely and adequately complete the implementation, and appropriately maintain and enhance the operation, of our business model. Increased competition could result in price reductions, reduced margins, failure to obtain any significant market share, or loss of market share, any of which could materially adversely affect our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current or future competitors, or that competitive pressures faced by us will not have a material adverse effect on our business, financial condition and results of operations.

There can be no assurance that we will be able to compete against these antimicrobial fabric conditioner companies such as the following:

Microban

Microban utilizes multiple organic and inorganic antimicrobial technologies to custom engineer an antimicrobial solution for your application. Microban technology agnostic approach enables them to provide an antimicrobial solution that meets the customers’ specific needs.

Stepan

Chemical Description SOFTENER/SANITIZER CONCENTRATE. Product Application Quaternary fabric softener/ antimicrobial blend for manufacturing fabric softener/ sanitizers for the I&I and household markets.

CURRENT BUSINESS FOCUS

The Company’s business focus is to provide quality antimicrobial fabric conditioner that provides an antimicrobial to the finished product to sports programs in the Orange County, California area along with, at a reasonable price, to the largest percentage of the target market population as possible. The Company believes that the ability to deliver a consistent product is the main factor in fostering a repeat customer base, greater advisory network and reputation.

ADVANTAGES OF COMPETITORS OVER US:

The Company believes the following are some of the advantages of competitors over us: (i) presently the Company does not have an established regular customer base and (ii) many of its competitors (Microban and Stepan) have at this time significantly greater financial and other resources than we do and are therefore, in certain respects, in a better position to provide antimicrobial fabric conditioner to the public.

COMPETITIVE ADVANTAGES:

The Company believes that its key competitive advantages are: (i) it has experienced management. Our sole Director and executive officer Mrs. Scarpello has over 30 years of experience in the marketing, sales and business operations. The Company believes that the knowledge, relationships, reputation of Mrs. Scarpello management will help it to build and maintain its client base and (ii) through performance, the Company hopes to develop a repeat customer base, and a greater advisory network and reputation.

RESEARCH AND DEVELOPMENT

The Company is not currently conducting any research and development activities. However if research and development is required in the future, we intend to rely on third party service providers.

EMPLOYEES

Judith Scarpello is the sole Director, Chief Executive Officer, President, Secretary, and Principal Executive Officer and Principal Financial Officer of BARRIER 4, INC. The Company plans to employ individuals on an as needed basis. The Company anticipates that it will need to hire additional employees as the business grows. In addition, the Company may expand the size of our Board of Directors in the future.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Company’s Chief Executive Officer, President, Chief Financial Officer, Secretary, sole Director and the Selling Security Holder Judith Scarpello is the "Promoter” within the meaning of Rule 405 of Regulation C. The following table sets forth the name and age of our officer and director as of March 31, 2012.

Executive Officer and Director

NAME	AGE	POSITION/INITIAL ELECTION	APPOINTMENT DATE
Judith Scarpello	51	Chief Executive Officer, President, Chief Financial Officer, Secretary and Director	February 17, 2012

The Directors will hold office until the next annual meeting of the security holders following their election and until their successors have been elected and qualified. The Board of Directors appoints Executive Officers.  Our Executive Officers hold their offices until they resign, are removed by the Board, or his/her successor is elected and qualified.

Set forth below is a description of the recent employment and business experience of our sole Director and Executive Officer:

Judith Scarpello, Chief Executive Officer, President, Chief Financial Officer, Secretary and Director

Judith Scarpello, aged 51, is the Chief Executive Officer, President, Secretary, Chief Financial Officer and Director (Principal Executive Officer) and (Principal Financial Officer) of the Company. She was appointed in February 17, 2012 and is responsible for overseeing all aspects of the Company.

From September 2010 to Present, Mrs. Scarpello has acted as the marketing and sales project coordinator for Cross Media Resources, located in Orange, California. Cross Media Resources is affiliated with American Diversity which is located in Minneapolis, Minnesota. As a marketing and sales project coordinator Mrs. Scarpello provides concept development, graphic design and implementation of marketing projects. Projects consist of: logo design, stationery, brochures, newsletters, marketing materials, along with advertising promotional items, as well as apparel.

From September 2009 through August 2010, Mrs. Scarpello has acted as the marketing and sales project coordinator for Cross Media Resources, located in Orange, California. Cross Media resources was not affiliated with American Diversity at this time. As a marketing and sales project coordinator Mrs. Scarpello provides concept development, graphic design and implementation of marketing projects. Projects consist of: logo design, stationery, brochures, newsletters, marketing materials, along with advertising promotional items, as well as apparel. From September 2006 through August 2009, Mrs. Scarpello has acted as the marketing and sales project coordinator for American Solutions for Business, located in Tustin, California. American Solutions for Business is affiliated with American Diversity which is located in Minneapolis, Minnesota. As a marketing and sales project coordinator Mrs. Scarpello provides concept development, graphic design and implementation of marketing projects. Projects consist of: logo design, stationery, brochures, newsletters, marketing materials, along with advertising promotional items, as well as apparel.

From January 1982 through 1989, Mrs. Scarpello was head of the advertising and marketing department for Gahnal Lumber Company located in Anaheim, California. Mrs. Scarpello is a Graduate of the University of Nebraska at Lincoln, where she received her bachelor degree in journalism in 1981. During her marketing and adverting career Mrs. Scarpello has performed every aspect of the business including selling jobs, concept development, graphic design and implementation of marketing projects.

AUDIT COMMITTEE

The Company does not presently have an Audit Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

The Audit Committee will be empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

COMPENSATION COMMITTEE

The Company does not presently have a Compensation Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The Compensation Committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation, and bonus compensation to all employees.

INDEPENDENT DIRECTOR/CORPORATE GOVERNANCE COMMITTEE

Our Board of Directors currently consists of only Judith Scarpello. We are not a “listed company” under SEC rules and therefore are not required to have separate committees comprised of independent directors. We do not have independent director(s) at this time.

The Company does not presently have a Corporate Governance Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Corporate Governance Committee.

The Corporate Governance Committee will be responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to our Board of Directors concerning corporate governance matters.

NOMINATING COMMITTEE

The Company does not have a Nominating Committee and the full Board acts in such capacity.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers and persons who beneficially own more than ten percent (10%) of a registered class of its equity securities, file with the SEC reports of ownership and changes in ownership of its common stock and other equity securities. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, the Company believes that to date, all filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were met.

REMUNERATION OF DIRECTORS AND OFFICERS

Barrier 4, Inc. has made no provisions for paying cash or non-cash compensation to its officers and sole director. No salaries are being paid at the present time, and none will be paid unless, or until such time as, the Company is able to raise $75,000 for the operating plan and $18,000 to complete this registration statement in funding.

EXECUTIVE COMPENSATION

The following table sets forth the compensation of our sole Executive Officer for the period from inception on February 17, 2012 through the period ending March 31, 2012.

Summary compensation table

Name						Non-Equity	Nonqualified
And						Incentive	Deferred	All
Principal				Stock	Option	Plan	Compensation	Other
position	Year	Salary($)	Bonus($)	Awards($)	Awards($)	Compensation($)	Earnings($)	Compensation($)	Total($)

Judith Scarpello, CEO	2012(1)	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-

(1) For the period February 17, 2012 (inception) to March 31, 2012.

On February 20, 2012, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000, of which $8,900 was received in April of 2012, resulting in a subscription receivable of $8,900 as of March 31, 2012.

Mrs. Scarpello has not received directly or indirectly anything else of value from the Company (including money, property, contracts, options or rights of any kind).

Employment Agreement

To date, Barrier 4, Inc. has no written employment agreement in effect, with its Executive Officer and does not intend to enter into an employment agreement with Mrs. Scarpello.

Stock option plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan.

Director's compensation

At present we do not pay our directors compensation for attending meetings of our Board of Directors. We have no standard arrangement pursuant to which our directors are compensated for any services provided as a director or for committee participation or special assignments, but may reimburse Directors for reasonable expenses incurred in attending meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our securities as of March 31, 2012 by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted:

As of March 31, 2010, 18,000,000 shares of common stock were issued and outstanding

		Percentage of Outstanding Shares
	Number of Shares
Name and Address(1)	Beneficially Owned	Prior to Offering	After Offering

Judith Scarpello	18,000,000	100%	55.5	% (2)

Officers and Directors as a group (1 person)	18,000,000	100%	55.5	% (2)

(1)   The address of the beneficial owners identified is 6200 E. Canyon Rd., #204, Anaheim, California 92807-4315

(2)     Assumes sale of 8,000,000 shares in the offering

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus, there are no material agreements or proposed transactions, whether direct or indirect, with any of the following:

*	Any of our Directors or Officers;
*	Any nominee for election as a director;
*	Any principal security holder identified in the preceding “Security Ownership of Certain Beneficial Owners and Management" section; or
*	Any relative or spouse, or relative of such spouse, of the above referenced persons.

TRANSFER AGENT AND REGISTRAR

Transfer Agent and Registrar: The Company acts as its own transfer agent at this time. When this registration statement becomes effective the Company will use for our common stock the services of ISLAND STOCK TRANSFER INC., 100 Second Avenue South, Suite 705S, St Petersburg, FL 33701, Telephone (727) 459-7378 Facsimile (727) 290-3961.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the offering, we will have outstanding Eighteen Million (18,000,000) shares of common stock. Of these shares, the Eight Million (8,000,000) shares to be sold in the offering, will be freely tradable in the public market without restriction under the Securities Act, unless the shares are held by our "affiliates," as that term is defined in Rule 144 under the Securities Act.

The remaining shares of common stock outstanding upon completion of the offering will be "restricted securities," as that term is defined in Rule 144. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration, such as the exemption afforded by Rule 144.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have adopted provisions in our certificate of incorporation that limit the liability of our Directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada General Corporation Law. Nevada law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

*	For any breach of their duty of loyalty to us or our security holders;
*	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
*	For unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Nevada General Corporation Law; or,
*	For any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”), and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 100,000,000 shares of capital stock, of which 90,000,000 shares are common stock, $0.001 par value per share, and 10,000,000 shares are preferred stock, $0.001 par value per share.

The Company issued to the founder Eighteen Million 18,000,000 common shares of stock for $18,000. As of March 31, 2012, there are Eighteen Million (18,000,000) shares issued and outstanding at a value of $0.001 per share.

COMMON STOCK: The securities being offered by the Selling Security Holder are shares of our Common stock.

Common Stock

We are authorized to issue 90,000,000 shares of common stock, $0.001 par value per share. Currently we have 18,000,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purposes. The holders of a majority of the shares entitled to vote, present in person or represented by proxy shall constitute a quorum at all meetings of our shareholders. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of the board of directors.

Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the security holder. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our Company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share. The preferred stock may be divided into any number of series as our directors may determine from time to time. Our directors are authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly issued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. As of the date of this filing, we do not have any preferred shares issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding stock options to purchase our securities.

LEGAL MATTERS

The legality of the shares offered hereby will be passed upon for us by the Barnett & Linn, Attorneys at Law, 23945 Calabasas

Road, Suite 115, Calabasas, California 91302.

EXPERTS

The financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

There have been no disagreements regarding accounting and financial disclosure matters with our independent certified public accountants.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, in our files in the Commission's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, N.E., Room 1580 Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

REPORTS TO SECURITY HOLDER

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our security holder with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Barrier 4, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Barrier 4, Inc. (A Development Stage Company) as of March 31, 2012, and the related statements of operations, stockholder’s equity and cash flows for the period from inception on February 17, 2012, through March 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barrier 4, Inc. (A Development Stage Company) as of March 31, 2012, and the related statements of operations, stockholder’s equity and cash flows for the period from inception on February 17, 2012, through March 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit of $612, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

http://www.mkacpas.com

Houston, Texas

May 4, 2012

BARRIER 4, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

March 31,
2012
ASSETS

Current assets:
Cash	$ 9,048
Total current assets	9,048

Total assets	$ 9,048

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Accounts Payable	$ 560
Total current liabilities	560

Stockholder's equity:
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no shares issued and outstanding	-
Common stock, $0.001 par value, 90,000,000 shares
authorized, 18,000,000 shares issued and outstanding	18,000
Subscriptions receivable, 8,900,000 shares	(8,900)
(Deficit) accumulated during development stage	(612)
Total stockholder's equity	8,488

Total liabilities and stockholder's equity	$ 9,048

The accompanying notes are an integral part of these financial statements.

BARRIER 4, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

February 17, 2012
(inception) to
March 31, 2012

Revenue	$ -

Operating expenses:
General and administrative	612

Total operating expenses	612

Net operating loss	(612)

Other income (expense):	-

Loss before provision for income taxes	(612)

Provision for income taxes	-

Net loss	$ (612)

Weighted average number of common shares
outstanding - basic and fully diluted	18,000,000

Net loss per share - basic and fully diluted	$ (0.00)

The accompanying notes are an integral part of these financial statements.

BARRIER 4, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER'S EQUITY

							(Deficit)
							Accumulated
					Additional		During	Total
	Preferred Stock		Common Stock		Paid-In	Subscriptions	Development	Stockholder's
	Shares	Amount	Shares	Amount	Capital	Receivable	Stage	Equity (Deficit)

Common stock sold to founder at $0.001 per share	-	$ -	18,000,000	$ 18,000	$ -	$ (8,900)	$ -	$ 9,100

Net loss from February 17, 2012 (inception) to March 31, 2012	-	-	-	-	-		(612)	(612)

Balance, March 31, 2012	-	$ -	18,000,000	$ 18,000	$ -	$ (8,900)	$ (612)	$ 8,488

The accompanying notes are an integral part of these financial statements.

BARRIER 4, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

February 17, 2012
(inception) to
March 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (612)
Adjustments to reconcile net (loss)
to net cash used in operating activities:
Increase (decrease) in liabilities:
Accounts Payable	560

Net cash used in operating activities	(52)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	9,100

Net cash provided by financing activities	9,100

NET CHANGE IN CASH	9,048

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$ 9,048

SUPPLEMENTAL INFORMATION:
Interest paid	$ -
Income taxes paid	$ -

The accompanying notes are an integral part of these financial statements.

BARRIER 4, INC.

(A Development Stage Company)

Notes to Financial Statements

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

Barrier 4, Inc. (“the Company”, “Barrier 4”) was incorporated in the state of Nevada on February 17, 2012 (“Inception”). The Company was formed to develop, and ultimately manufacture and sell an anti-bacterial microbial fabric conditioning product designed to disinfect a wide variety of items that are traditional hot beds for the dissemination of disease causing bacteria. The Company will market Barrier 4 on the internet and through traditional sales methods.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Development Stage Company

The Company is currently considered a development stage company as defined by FASB ASC 915-10-05. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

The Company has adopted a fiscal year-end of March 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no items that required fair value measurement on a recurring basis.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Stock-Based Compensation

The Company adopted FASB guidance on stock based compensation upon inception at February 17, 2012. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock and stock options issued for services and compensation for period from February 17, 2012 (inception) to March 31, 2012.

Revenue Recognition

Once sales commence, revenue recognition will occur at the time of sale of merchandise to Barrier 4’s customers, in compliance with FASB ASC 605, “Revenue Recognition”. Sales are expected to include the sale of merchandise through direct sales generated by cold calling marketing efforts and the Company’s internet store, net of sales taxes collected and net of estimated customer returns. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will allow customers to return merchandise under most circumstances. The reserve for returns will be included in accrued liabilities in the Company’s balance sheet. The reserve is estimated based on the Company’s historical experience of returns made by customers. The Company will defer any revenue from sales in which payment has been received, but the earnings process has not occurred. No sales have yet commenced.

BARRIER 4, INC.

(A Development Stage Company)

Notes to Financial Statements

Advertising and Promotion

All costs associated with advertising and promoting products are expensed as incurred. There were no advertising or promotional expenses during the period from February 17, 2012 (inception) to March 31, 2012.

Website Development Costs

The Company accounts for website development costs in accordance with ASC 350-50, “Accounting for Website Development Costs” (“ASC 350-50”), wherein website development costs are segregated into three activities:

1)

Initial stage (planning), whereby the related costs are expensed.

2)

Development (web application, infrastructure, graphics), whereby the related costs are capitalized and amortized once the website is ready for use. Costs for development content of the website may be expensed or capitalized depending on the circumstances of the expenditures.

3)

Post-implementation (after site is up and running: security, training, admin), whereby the related costs are expensed as incurred. Upgrades are usually expensed, unless they add additional functionality.

There have been no website development costs from inception through the date of this report.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions

In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recently Issued Accounting Pronouncements

In September 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment. The guidance in ASU 2011-08 is intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The amendments also improve previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Also, the amendments improve the examples of events and circumstances that an entity having a reporting unit with a zero or negative carrying amount should consider in determining whether to measure an impairment loss, if any, under the second step of the goodwill impairment test. The amendments in this ASU are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income”, which is effective for annual reporting periods beginning after December 15, 2011.  ASU 2011-05 became effective for the Company on April 1, 2012. This guidance eliminates the option to present the components of other comprehensive income as part

BARRIER 4, INC.

(A Development Stage Company)

Notes to Financial Statements

of the statement of changes in stockholders’ equity. In addition, items of other comprehensive income that are reclassified to profit or loss are required to be presented separately on the face of the financial statements. This guidance is intended to increase the prominence of other comprehensive income in financial statements by requiring that such amounts be presented either in a single continuous statement of income and comprehensive income or separately in consecutive statements of income and comprehensive income. The adoption of ASU 2011-05 is not expected to have a material impact on our financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (ASU 2011-04), which is effective for annual reporting periods beginning after December 15, 2011. This guidance amends certain accounting and disclosure requirements related to fair value measurements. Additional disclosure requirements in the update include: (1) for Level 3 fair value measurements, quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements to changes in the unobservable inputs; (2) for an entity’s use of a nonfinancial asset that is different from the asset’s highest and best use, the reason for the difference; (3) for financial instruments not measured at fair value but for which disclosure of fair value is required, the fair value hierarchy level in which the fair value measurements were determined; and (4) the disclosure of all transfers between Level 1 and Level 2 of the fair value hierarchy. ASU 2011-04 became effective for the Company on April 1, 2012. We are currently evaluating ASU 2011-04 and have not yet determined the impact that adoption will have on our financial statements.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has no revenues, incurred net losses from operations resulting in an accumulated deficit of $612 as of March 31, 2012. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing its business plan in an effort to begin to realize revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party

On February, 20, 2012, the Company sold 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000 from the Company’s founder and CEO, of which $8,900 was received in April of 2012. As such, $8,900, representing 8,900,000 shares of common stock, was recorded as subscriptions receivable at March 31, 2012.

Note 4 – Fair Value of Financial Instruments

The Company adopted FASB ASC 820-10 upon inception at February 17, 2012. Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

BARRIER 4, INC.

(A Development Stage Company)

Notes to Financial Statements

The Company doesn’t have any financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. The fair value of the Company’s cash is based on quoted prices and therefore classified as Level 1.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

Note 5 – Stockholder’s Equity

On February 17, 2012, the founder of the Company established 90,000,000 authorized shares of $0.001 par value common stock. Additionally, the Company’s founder established 10,000,000 authorized shares of $0.001 par value preferred stock.

Common Stock

On February, 20, 2012, the Company sold 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000 from the Company’s founder and CEO, of which $8,900 was received in April of 2012. As such, $8,900, representing 8,900,000 shares of common stock, was recorded as subscriptions receivable at March 31, 2012.

Note 6 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the fiscal year ended March 31, 2012, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At March 31, 2012, the Company had approximately $612 of federal net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2032.

The components of the Company’s deferred tax asset are as follows:

March 31,
2012
Deferred tax assets:
Net operating loss carry forwards	$ 215

Net deferred tax assets before valuation allowance	215
Less: Valuation allowance	(215)
Net deferred tax assets	$ -

Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at March 31, 2012, respectively.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

March 31,
2012

Federal and state statutory rate	35%
Change in valuation allowance on deferred tax assets	(35%)

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

BARRIER 4, INC.

(A Development Stage Company)

Notes to Financial Statements

Note 7 – Subsequent Events

On various dates between April 12, 2012 and April 21, 2012, the Company received a total of $8,900 on subscriptions receivable as payment for the sale of founder’s shares on February 20, 2012.

On April 1, 2012, the Company entered into a one-year renewable lease agreement for office space at $3,400 per year.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

1. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

Audit and Accounting Fees and Expenses*	$6,500
Legal Fees and Expenses*	6,500
Rent Expenses	3,400
Miscellaneous Expenses*	1,600
Total	$18,000

* Estimated amount

2.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VII of our Articles of Incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. See our Articles of Incorporation filed as Exhibit 2.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

3.  RECENT SALES OF UNREGISTERED SECURITIES

ISSUANCE TO FOUNDERS

On February 20, 2012, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000, of which $8,900 was received in April of 2012, resulting in a subscription receivable of $8,900 as of March 31, 2012.

These shares were issued pursuant to Section 4(2) of the Securities Act. The Eighteen Million (18,000,000) shares of common stock are restricted shares as defined in the Securities Act. These issuances were made to Judith Scarpello, the founder of the Company, who is a sophisticated individual. Since our inception, the founders are in a position of access to relevant and material information regarding our operations. The Selling Security Holder is the "underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all other shares being offered hereby.

4.  EXHIBITS

The following exhibits are included as part of this Form S-1 or are incorporated by reference to our previous filings:

Exhibit No.	Description
3.1	Articles of Incorporation
3.2	Bylaws
5.1*	Legal Opinion of Barnett & Linn re: legality of the shares being registered
10.1	Founder Stock Purchase Agreement, April 20, 2012
10.2	Lease Agreement, April 1, 2012
10.3	Private label and Manufacturing and Supply Agreement with mPact Environmental Solutions, LLC dated April 15, 2012.
23.1	Consent of M & K CPAS, PLLC, May 4, 2012
23.2*	Consent of Barnett & Linn (included in Exhibit 5.1)

*To be filed by amendment

5.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denomination and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2)

For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in Tustin, California, on this 4th, day of May, 2012.

Barrier 4, Inc.

By: /s/ Judith Scarpello
Judith Scarpello
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Judith Scarpello	President, Chief Executive Officer and Director (Principal Executive Officer)	May 4, 2012
Chief Financial Officer (Principal Financial and Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation
3.2	Bylaws
5.1*	Legal Opinion of Barnett & Linn re: legality of the shares being registered
10.1	Founder Stock Purchase Agreement, April 20, 2012
10.2	Lease Agreement, April 1, 2012
10.3	Private label and Manufacturing and Supply Agreement with mPact Environmental Solutions, LLC dated April 15, 2012.
23.1	Consent of M & K CPAS, PLLC, May 4, 2012
23.2*	Consent of Barnett & Linn (included in Exhibit 5.1)

_______________

*To be filed by amendment

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